Exhibit 99.2

WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q1 FY2002 (All $ amounts in millions)

	Q1 FY01	Q2 FY01	Q3 FY01	Q4 FY01	Q1 FY02

REVENUE:	$424	$562	$512	$456	$441

REVENUE BY CHANNEL :
OEM	70%	58%	55%	54%	62%
RESELLER	30%	42%	45%	46%	38%

REVENUE BY GEOGRAPHY:
NORTH AMERICA	58%	57%	60%	60%	56%
EUROPE	32%	31%	26%	25%	30%
ASIA	10%	12%	14%	15%	14%

REVENUE CONCENTRATION :
10 LARGEST CUSTOMERS	59%	57%	62%	60%	55%

HARD DRIVES UNITS (MILLIONS):	5.1	6.1	5.8	5.3	5.4

WORLDWIDE HEADCOUNT :	7,366	8,200	8,005	7,909	7,852

ASSET MANAGEMENT
DSOs— AVERAGE	24	28	23	26	44

INVENTORY DETAIL :
TOTAL
RAW	$7	$8	$8	$22	$10
WIP	$11	$14	$12	$9	$27
FINISHED GOODS	$72	$58	$66	$48	$40

TOTAL INVENTORY, NET	$90	$80	$85	$79	$76

INVENTORY TURNS	18	25	21	21	20

Note:	The prior year results have been restated to reflect the adoption of SAB 101 and the classification of Connex and SANavigator results as discontinued operations.